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                                                                   Exhibit 23.ii


                        CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this registration statement of AirTouch Communications, Inc. on Form S-8 relating to the AirTouch Communications, Inc. 1993 Long-Term Stock Incentive Plan of our report dated March 3, 1994 (except Notes B, L, and R as to which the date is March 9, 1994) on our audit of the consolidated financial statements and financial statement schedules of AirTouch Communications (formerly PacTel Corporation) and subsidiaries as of December 31, 1993 and 1992, and for each of the three years in the period ended December 31, 1993.




San Francisco, California                          /s/ COOPERS & LYBRAND L.L.P.
December 27, 1994                                  ----------------------------
                                                   COOPERS & LYBRAND L.L.P.




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